UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2021

MAGNACHIP SEMICONDUCTOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o MagnaChip Semiconductor S.A. 1, Allée Scheffer, L-2520 Luxembourg, Grand Duchy of Luxembourg
(Address of Principal Executive Offices)

Not Applicable

(Zip Code)

(352) 45-62-62

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Accelerated Stock Repurchase Program

On December 21, 2021, Magnachip Semiconductor Corporation (the “Company”) entered into an accelerated stock repurchase agreement (the “ASR Agreement”) with JPMorgan Chase Bank, National Association (“JPM”) to repurchase an aggregate of $37.5 million of the Company’s common stock.

Pursuant to the terms of the ASR Agreement dated December 21, 2021, the Company will pay JPM $37.5 million in cash and will receive an initial delivery of approximately 1.0 million shares of the Company’s common stock. The final number of shares of common stock to ultimately be repurchased by the Company will generally be based on the average of the daily volume-weighted average stock prices of the Company’s common stock during the valuation period of the ASR Agreement, less a discount and subject to adjustments. Upon final settlement of the ASR Agreement, the Company may be entitled to receive additional shares of common stock from JPM or, under certain circumstances specified in the ASR Agreement, the Company may be required to deliver shares of common stock or make a cash payment, at its option, to JPM.

The ASR Agreement contains provisions customary for agreements of this type, including provisions for adjustments to the transaction terms, the circumstances under which the ASR Agreement may be accelerated, extended or terminated early by JPM and various acknowledgments, representations and warranties made by the parties to one another. Final settlement of the ASR Agreement is expected to occur during the fiscal quarter ending March 31, 2021.

The foregoing description of the ASR Agreement is a summary and is qualified in its entirety by reference to the ASR Agreement, a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 21, 2021, the Company issued a press release announcing that its Board of Directors has authorized the Company to repurchase up to $75 million of the Company’s common stock and announcing the Company’s entrance into the ASR Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this report:

Exhibit No.	Description

10.1	ASR Agreement dated December 21, 2021 by and between Magnachip Semiconductor Corporation and JPMorgan Chase Bank, National Association.

99.1	Press release dated December 21, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2021

MAGNACHIP SEMICONDUCTOR CORPORATION

By:	/s/ Theodore Kim
Name: Title:	Theodore Kim Chief Compliance Officer, General Counsel and Secretary